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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF QUEST SOFTWARE, INC.


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NAME                                      JURISDICTION OF ORGANIZATION
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
MBR Technologies, Inc.                          California
Foglight Software, Inc.                         Delaware
Client/Server Solutions, Inc.                   Missouri
RevealNet, Inc.                                 Virginia
1397639 Ontario Ltd.                            Ontario, Canada
MessageWise, Inc.                               Ontario, Canada
881229 Alberta Ltd.                             Alberta, Canada
Fastlane Technologies, Inc.                     Canada
Fastlane Technologies (UK) Limited              United Kingdom
Fastlane Technologies Corporation               Delaware
OnWire Technologies, Inc.                       Massachusetts
Active Concepts Pty, Ltd.                       Australia
Active Concepts, Inc.                           California
Fresh Dew Investments Limited                   British Virgin Islands
Murecia Investments Limited                     British Virgin Islands
Quest Software France SARL                      France
Quest Software (UK) Ltd.                        United Kingdom
Quest Software Pty., Ltd.                       Australia
Q.S.I. Quest Software Israel Limited            Israel
Quest Software Company Limited                  Ireland
Quest Holding Company, LLC                      California
Quest Softair, Inc.                             California
Quest Software, Ltda                            Brazil
Quest Software Espana, S.A.                     Spain
Quest Software Mexico S. de R.L. de C.V.        Mexico
Quest Software Benelux B.V.                     Netherlands
Quest Norge AS                                  Norway
Quest Scandinavia AS                            Denmark
AB Grundstenen 90479                            Sweden
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